Exhibit 99.1

Qualys Announces Second Quarter 2021 Financial Results

Revenue Growth of 12% Year-Over-Year

GAAP EPS: $0.53; Non-GAAP EPS: $0.79

Raises 2021 Revenue Guidance to $406.0-$407.5 million

Raises 2021 GAAP EPS Guidance to $1.38-$1.43

Raises 2021 Non-GAAP EPS Guidance to $3.02-$3.07

FOSTER CITY, Calif., – August 9, 2021 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the second quarter ended June 30, 2021. For the quarter, the Company reported revenues of $99.7 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $21.1 million, non-GAAP net income of $31.6 million, Adjusted EBITDA of $46.7 million, GAAP net income per diluted share of $0.53, and non-GAAP net income per diluted share of $0.79.

“We delivered solid results for the second quarter reflecting the power of the Qualys Cloud Platform and its associated apps to uniquely help customers secure their digital transformations and the modern work from anywhere environment,” said Sumedh Thakar, President and CEO of Qualys. “As a result, we continued to see strong customer interest and adoption of our Vulnerability Management, Detection and Response (VMDR®) application in the quarter with paid cloud agent subscriptions growing 51% year-over-year to 64 million deployed. Our innovative cloud engine continues to fire on all cylinders, our competitive position is strong, and we are making good progress advancing our go-to-market initiatives to accelerate growth and create long-term value for our shareholders.”

Second Quarter 2021 Financial Highlights

Revenues: Revenues for the second quarter of 2021 increased by 12% to $99.7 million compared to $88.8 million for the same quarter in 2020.

Gross Profit: GAAP gross profit for the second quarter of 2021 increased by 12% to $78.2 million compared to $69.9 million for the same quarter in 2020. GAAP gross margin was 78% for the second quarter of 2021 compared to 79% for the same quarter in 2020. Non-GAAP gross profit for the second quarter of 2021 increased by 12% to $80.6 million compared to $72.0 million for the same quarter in 2020. Non-GAAP gross margin was 81% for both the second quarter of 2021 and 2020.

Operating Income: GAAP operating income for the second quarter of 2021 increased by 15% to $29.4 million compared to $25.5 million for the same quarter in 2020. As a percentage of revenues, GAAP operating income was 29% for both the second quarter of 2021 and 2020. Non-GAAP operating income for the second quarter of 2021 increased by 8% to $39.6 million compared to $36.5 million for the same quarter in 2020. As a percentage of revenues, non-GAAP operating income was 40% for the second quarter of 2021 compared to 41% for the same quarter in 2020.

Net Income: GAAP net income for the second quarter of 2021 was $21.1 million, or $0.53 per diluted share, compared to $26.3 million, or $0.64 per diluted share, for the same quarter in 2020. As a percentage of revenues,

GAAP net income was 21% for the second quarter of 2021 compared to 30% for the same quarter in 2020. Non-GAAP net income for the second quarter of 2021 was $31.6 million, or $0.79 per diluted share, compared to $30.3 million, or $0.74 per diluted share, for the same quarter in 2020. As a percentage of revenues, non-GAAP net income was 32% for the second quarter of 2021 compared to 34% for the same quarter of 2020.

Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2021 increased by 9% to $46.7 million compared to $42.8 million for the same quarter in 2020. As a percentage of revenues, Adjusted EBITDA was 47% for the second quarter of 2021 compared to 48% for the same quarter in 2020.

Operating Cash Flow: Operating cash flow for the second quarter of 2021 increased by 86% to $54.4 million compared to $29.2 million for the same quarter in 2020. As a percentage of revenues, operating cash flow was 55% for the second quarter of 2021 compared to 33% for the same quarter in 2020.

Second Quarter 2021 Business Highlights

•

Sumedh Thakar, a long-standing Qualys executive, named CEO after previously serving as Interim CEO, and Allan Peters appointed as Chief Revenue Officer to deliver sustainable customer value and business outcomes, lead the global sales and partner organization, and accelerate Qualys’ growth momentum.

•

Qualys VMDR® selected by deepwatch to power the Managed Security Service Provider’s (MSSP) Managed Vulnerability Services offering and provide its customers with one click-access to additional Qualys solutions such as File Integrity Monitoring, Patch Management, and Multi-Vector Endpoint Detection and Response (EDR).

•

Introduced Cybersecurity Asset Management (CSAM), which leverages vital context from the Qualys Cloud Platform to help security teams inventory their complete IT ecosystem, detect security gaps, and respond to risks, all from a unified platform.

•	Added real-time malware protection to Qualys Multi-Vector EDR to provide customers with the ability to detect and block advanced threats including ransomware.

•	Extended Qualys VMDR® to support the patching of Linux systems within the same platform that supports patching of Windows and third-party apps.

Financial Performance Outlook

Based on information as of today, August 9, 2021, Qualys is issuing the following financial guidance for the third quarter and full year fiscal 2021. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

Third Quarter 2021 Guidance: Management expects revenues for the third quarter of 2021 to be in the range of $103.8 million to $104.4 million, representing 12% growth over the same quarter in 2020. GAAP net income per diluted share is expected to be in the range of $0.46 to $0.48, which assumes an effective income tax rate of 31%. Non-GAAP net income per diluted share is expected to be in the range of $0.78 to $0.80, which assumes a non-GAAP effective income tax rate of 21%. Third quarter 2021 net income per diluted share estimates are based on approximately 39.9 million weighted average diluted shares outstanding for the quarter.

Full Year 2021 Guidance: Management now expects revenues for the full year of 2021 to be in the range of $406.0 million to $407.5 million, representing 12% growth over 2020, up from the previous guidance range of $402.5 million to $404.5 million. GAAP net income per diluted share is expected to be in the range of $1.38 to $1.43, up from the previous guidance range of $1.06 to $1.11. This assumes an effective income tax rate of 28%. Non-GAAP net income per diluted share is expected to be in the range of $3.02 to $3.07, up from the previous guidance range of $2.67 to $2.72. This assumes a non-GAAP effective income tax rate of 21%. Full year 2021 net income per diluted share estimates are based on approximately 40.1 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter 2021 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Monday, August 9, 2021. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID #1168019. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions with over 19,000 active customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance, and protection for IT systems and web applications across on premises, endpoints, cloud, containers, and mobile environments. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our confidence that our go-to-market initiatives will accelerate growth and create -long-term value for our shareholders; the benefits of our new and upcoming products, features, integrations, collaborations and joint solutions, and their impact upon our long-term growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2021; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the third quarter and full year 2021. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; the length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business and the global economy; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 9, 2021.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, and amortization of intangible assets from acquisitions. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and amortization of intangible assets from acquisitions). The actual dollar amount of reconciling items in the third quarter and full year 2021 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2021. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective income tax rate on a non-GAAP basis, which could differ from the GAAP effective income tax rate. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2021 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$99,702	$88,830	$196,458	$175,093
Cost of revenues (1)	21,552	18,891	43,232	37,386

Gross profit	78,150	69,939	153,226	137,707
Operating expenses:
Research and development (1)	19,805	18,058	37,554	36,041
Sales and marketing (1)	17,770	15,783	35,759	34,013
General and administrative (1)	11,213	10,590	53,256	21,714

Total operating expenses	48,788	44,431	126,569	91,768

Income from operations	29,362	25,508	26,657	45,939
Other income (expense), net:
Interest expense	—	—	(4)	(3)
Interest income	567	1,392	1,313	3,316
Other income (expense), net	(80)	194	(324)	59

Total other income, net	487	1,586	985	3,372

Income before income taxes	29,849	27,094	27,642	49,311
Income tax provision	8,707	775	6,272	4,298

Net income	$21,142	$26,319	$21,370	$45,013

Net income per share:
Basic	$0.54	$0.67	$0.55	$1.15

Diluted	$0.53	$0.64	$0.53	$1.10

Weighted average shares used in computing net income per share:

Basic	39,099	39,161	39,154	39,137

Diluted	40,077	40,919	40,253	40,883

(1) Includes stock-based compensation as follows:

Cost of revenues	$841	$583	$1,716	$1,197
Research and development	2,582	3,253	4,797	6,690
Sales and marketing	1,086	1,513	2,714	3,073
General and administrative	4,044	4,095	37,528	8,481

Total stock-based compensation	$8,553	$9,444	$46,755	$19,441

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$97,278	$74,132
Short-term marketable securities	262,941	281,892
Accounts receivable, net	86,044	100,179
Prepaid expenses and other current assets	21,979	19,142

Total current assets	468,242	475,345
Long-term marketable securities	110,890	98,458
Property and equipment, net	65,959	64,850
Operating leases - right of use asset	40,403	44,838
Deferred tax assets, net	16,469	15,811
Intangible assets, net	8,715	12,006
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	17,980	16,864

Total assets	$737,305	$736,819

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,597	$731
Accrued liabilities	30,685	29,833
Deferred revenues, current	228,180	213,494
Operating lease liabilities, current	12,246	11,672

Total current liabilities	272,708	255,730
Deferred revenues, noncurrent	28,681	30,540
Operating lease liabilities, noncurrent	40,422	45,700
Other noncurrent liabilities	2,499	367

Total liabilities	344,310	332,337
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	424,507	401,359
Accumulated other comprehensive loss	(265)	(484)
Retained earnings (accumulated deficit)	(31,286)	3,568

Total stockholders’ equity	392,995	404,482

Total liabilities and stockholders’ equity	$737,305	$736,819

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flow from operating activities:
Net income	$21,370	$45,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,869	15,633
Bad debt expense	152	299
Loss on disposal of property and equipment	12	—
Stock-based compensation	46,755	19,441
Amortization of premiums (accretion of discounts) on marketable securities	2,029	(21)
Deferred income taxes	(722)	1,269
Changes in operating assets and liabilities:
Accounts receivable	13,983	1,797
Prepaid expenses and other assets	(6,014)	(6,725)
Accounts payable	947	220
Accrued liabilities	3,032	(972)
Deferred revenues	12,827	5,695

Net cash provided by operating activities	112,240	81,649

Cash flow from investing activities:
Purchases of marketable securities	(201,411)	(162,912)
Sales and maturities of marketable securities	205,143	164,109
Purchases of property and equipment	(12,911)	(11,568)
Proceeds from disposal of property and equipment	6	—

Net cash used in investing activities	(9,173)	(10,371)

Cash flow from financing activities:
Repurchase of common stock	(63,252)	(54,182)
Proceeds from exercise of stock options	4,438	20,430
Payments for taxes related to net share settlement of equity awards	(21,017)	(11,115)
Principal payments under finance lease obligations	(90)	(61)

Net cash used in financing activities	(79,921)	(44,928)

Net increase in cash, cash equivalents and restricted cash	23,146	26,350
Cash, cash equivalents and restricted cash at beginning of period	75,332	88,759

Cash, cash equivalents and restricted cash at end of period	$98,478	$115,109

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$21,142	$26,319	$21,370	$45,013
Depreciation and amortization of property and equipment	7,145	6,366	14,578	12,593
Amortization of intangible assets	1,646	1,520	3,291	3,040
Income tax provision	8,707	775	6,272	4,298
Stock-based compensation	8,553	9,444	46,755	19,441
Other income, net	(487)	(1,586)	(985)	(3,372)

Adjusted EBITDA	$46,706	$42,838	$91,281	$81,013

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP Cost of revenues	$21,552	$18,891	$43,232	$37,386
Less: Stock-based compensation	(841)	(583)	(1,716)	(1,197)
Less: Amortization of intangible assets	(1,621)	(1,495)	(3,241)	(2,990)

Non-GAAP Cost of revenues	$19,090	$16,813	$38,275	$33,199

GAAP Gross profit	$78,150	$69,939	$153,226	$137,707
Plus: Stock-based compensation	841	583	1,716	1,197
Plus: Amortization of intangible assets	1,621	1,495	3,241	2,990

Non-GAAP Gross Profit	$80,612	$72,017	$158,183	$141,894

GAAP Research and development	$19,805	$18,058	$37,554	$36,041
Less: Stock-based compensation	(2,582)	(3,253)	(4,797)	(6,690)
Less: Amortization of intangible assets	(25)	(25)	(50)	(50)

Non-GAAP Research and development	$17,198	$14,780	$32,707	$29,301

GAAP Sales and marketing	$17,770	$15,783	$35,759	$34,013
Less: Stock-based compensation	(1,086)	(1,513)	(2,714)	(3,073)

Non-GAAP Sales and marketing	$16,684	$14,270	$33,045	$30,940

GAAP General and administrative	$11,213	$10,590	$53,256	$21,714
Less: Stock-based compensation	(4,044)	(4,095)	(37,528)	(8,481)

Non-GAAP General and administrative	$7,169	$6,495	$15,728	$13,233

GAAP Operating expenses	$48,788	$44,431	$126,569	$91,768
Less: Stock-based compensation	(7,712)	(8,861)	(45,039)	(18,244)
Less: Amortization of intangible assets	(25)	(25)	(50)	(50)

Non-GAAP Operating expenses	$41,051	$35,545	$81,480	$73,474

GAAP Income (loss) from operations	$29,362	$25,508	$26,657	$45,939
Plus: Stock-based compensation	8,553	9,444	46,755	19,441
Plus: Amortization of intangible assets	1,646	1,520	3,291	3,040

Non-GAAP Income from operations	$39,561	$36,472	$76,703	$68,420

GAAP Net income	$21,142	$26,319	$21,370	$45,013
Plus: Stock-based compensation	8,553	9,444	46,755	19,441
Plus: Amortization of intangible assets	1,646	1,520	3,291	3,040
Pus (Less): Tax adjustment	265	(6,997)	(10,048)	(10,567)

Non-GAAP Net income	$31,606	$30,286	$61,368	$56,927

Non-GAAP Net income per share:
Basic	$0.81	$0.77	$1.57	$1.45

Diluted	$0.79	$0.74	$1.52	$1.39

Weighted average shares used in non-GAAP net income per share:
Basic	39,099	39,161	39,154	39,137

Diluted	40,077	40,919	40,253	40,883

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2021	2020
GAAP Cash flows provided by operating activities	$112,240	$81,649
Less:
Purchases of property and equipment, net of proceeds from disposal	(12,905)	(11,568)
Principal payments under finance lease obligations	(90)	(61)

Non-GAAP Free cash flows	$99,245	$70,020

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended June 30,
	2021	2020
GAAP Revenue	$99,702	$88,830
Plus: Current deferred revenue at June 30	228,180	199,732
Less: Current deferred revenue at March 31	(218,898)	(201,861)

Non-GAAP Calculated current billings	$108,984	$86,701

Calculated current billings growth compared to same quarter of prior year	26%	7%